UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (224) 667-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement

On November 22, 2016, Abbott Laboratories (“Abbott”) completed the public offering and issuance of $15.1 billion aggregate principal amount of senior notes, consisting of $2,850,000,000 aggregate principal amount of its 2.350% Notes due 2019 (the “2019 Notes”), $2,850,000,000 aggregate principal amount of its 2.900% Notes due 2021 (the “2021 Notes”), $1,500,000,000 aggregate principal amount of its 3.400% Notes due 2023 (the “2023 Notes”), $3,000,000,000 aggregate principal amount of its 3.750% Notes due 2026 (the “2026 Notes”), $1,650,000,000 aggregate principal amount of its 4.750% Notes due 2036 (the “2036 Notes”) and $3,250,000,000 aggregate principal amount of its 4.900% Notes due 2046 (the “2046 Notes” and together with the 2019 Notes, the 2021 Notes, the 2023 Notes, the 2026 Notes and the 2036 Notes, the “Notes”).

The notes were sold pursuant to a pricing agreement, dated November 17, 2016, among Abbott, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Morgan Stanley & Co. LLC, for themselves and as representatives of the several other underwriters named therein. The Notes were issued pursuant to the Prospectus Supplement, dated November 17, 2016 and filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2016, and the Prospectus dated March 5, 2015, filed as part of the shelf registration statement (File No. 333-202508) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on March 5, 2015.

Abbott intends to use the net proceeds from the Notes offering, together with cash on hand, to fund the cash consideration payable by us for the St. Jude Medical Acquisition and to pay related expenses and for general corporate purposes, which may include, without limitation, the repayment of indebtedness or the funding of other acquisitions.  If the consummation of the St. Jude Medical, Inc. acquisition does not occur on or before December 31, 2017 or Abbott notifies the trustee in respect of the Notes that Abbott will not pursue the consummation of the St. Jude Medical acquisition, Abbott will be required to redeem the 2019 Notes, the 2023 Notes, the 2026 Notes, and 2036 Notes and the 2046 Notes (but not the 2021 Notes) at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding the applicable special mandatory redemption date.

Please refer to the Prospectus Supplement dated November 17, 2016 for additional information regarding the Notes offering and the terms and conditions of the Notes. The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Indenture filed as Exhibit 4.1 hereto; and (ii) the forms of the notes attached hereto as Exhibits 4.2 through 4.7, inclusive.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit	Description

1.1	Pricing Agreement

4.1

Indenture, dated as of March 10, 2015, between Abbott Laboratories and U.S. Bank National Association (including form of security) (previously filed as an exhibit to Abbott’s Current Report on Form 8-K, filed with the SEC on March 10, 2015)

4.2	Form of 2.350% Notes due 2019

4.3	Form of 2.900% Notes due 2021

Exhibit	Description

4.4	Form of 3.400% Notes due 2023

4.5	Form of 3.750% Notes due 2026

4.6	Form of 4.750% Notes due 2036

4.7	Form of 4.900% Notes due 2046

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 of this Current Report on Form 8-K)

Forward-Looking Statements

Some statements in this transcript may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott and St. Jude Medical caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction on a timely basis or at all, the ability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including the ability to secure the required regulatory approvals on the terms expected, at all or in a timely manner, the ability of Abbott to successfully integrate St. Jude Medical’s operations, and the ability of Abbott to implement its plans, forecasts and other expectations with respect to St. Jude Medical’s business after the completion of the transaction and realize expected synergies. Economic, competitive, governmental, technological and other factors that may affect Abbott’s and St. Jude Medical’s operations are discussed in Item 1A, “Risk Factors,” in each of Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2015, and St. Jude Medical’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended Jan. 2, 2016, respectively, and under the heading “Risk Factors” in Abbott’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016, and are incorporated by reference. Abbott and St. Jude Medical undertake no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: November 23, 2016	By	/s/ Brian B. Yoor
	Title:	Brian B. Yoor
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Pricing Agreement

4.1

Indenture, dated as of March 10, 2015, between Abbott Laboratories and U.S. Bank National Association (including form of security) (previously filed as an exhibit to Abbott’s Current Report on Form 8-K, filed with the SEC on March 10, 2015)

4.2	Form of 2.350% Notes due 2019

4.3	Form of 2.900% Notes due 2021

4.4	Form of 3.400% Notes due 2023

4.5	Form of 3.750% Notes due 2026

4.6	Form of 4.750% Notes due 2036

4.7	Form of 4.900% Notes due 2046

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 of this Current Report on Form 8-K)